EXHIBIT 26
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                                                                  EXECUTION COPY



          SECOND MODIFICATION OF AMENDED AND RESTATED PLEDGE AGREEMENT

         This Second Modification of Amended and Restated Pledge Agreement ("Modification") is made as of January 13, 2003 by and between MA 1994 B Shares, L.P. (the "Pledgor") and JPMorgan Chase Bank (the "Bank").

                                   WITNESSETH

         WHEREAS, the Pledgor and the Bank have previously entered into that certain Amended and Restated Pledge Agreement dated as of December 13, 2001, as amended by that certain First Modification of Amended and Restated Pledge Agreement dated as of July 18, 2002 (as the same may be further amended from time to time, the "Pledge Agreement"), pursuant to which the Pledgor has pledged and granted to the Bank a security interest in certain assets as collateral security for the payment obligations of Miami Heat Limited Partnership pursuant to that certain Amended and Restated Credit Agreement dated as of December 13, 2001 between Miami Heat Limited Partnership ("MHLP") and the Bank, as amended by that certain First Modification of Amended and Restated Credit Agreement dated as of February 28, 2002 between MHLP and the Bank, that certain Second Modification of Amended and Restated Credit Agreement dated as of July 18, 2002 between MHLP and the Bank and that certain Third Modification of Amended and Restated Credit Agreement dated as of the date hereof between MHLP and the Bank (as the same may be further amended from time to time, the "Credit Agreement");

         WHEREAS, the Pledgor and the Bank have agreed to modify certain terms of the Pledge Agreement as set forth herein;

         NOW THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Bank do hereby agree as follows:

         1. TERMS. Terms initially capitalized and used but not defined herein shall have the meanings given them in the Pledge Agreement.

         2.       AMENDMENTS TO THE PLEDGE AGREEMENT.

    (a) Section 3(h) of the Pledge Agreement is hereby amended by inserting immediately prior to the period at the end thereof the following:

         , it being understood that all transfers of the common stock of Carnival Corporation are subject to the provisions of the Amended and Restated Articles of Incorporation of Carnival Corporation, including Articles 4 and 5 thereof, which impose certain restrictions on transfers of the stock of Carnival Corporation.



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    (b)  Section 4(c) of the Pledge Agreement is hereby deleted in its entirety and the following new Section 4(c) inserted in lieu thereof:

         If on any date, the Collateral Value of the Collateral Assets other than the CCL Shares comprises less than the sum of (i) forty percent (40%) of the outstanding principal balance of the Tranche A Loans plus
         (ii) one hundred percent (100%) of the outstanding principal balance of the Tranche B Loans, the Pledgor will, within five (5) Domestic Business Days after the Bank delivers written notice thereof to the Pledgor and the Borrower, either (A) cause such amount of the Loans to be prepaid as is necessary to reduce the outstanding balance of the Tranche A Loans and the Tranche B Loans, respectively, to amounts such that, after such prepayment, the Collateral Value of the Collateral Assets other than the CCL Shares shall be equal to or greater than the sum of the amounts set forth in clauses (i) and (ii) of this Section 4(c) or (B) pledge to the Bank and contribute to the Collateral Account additional Collateral such that the Collateral Value of the Collateral Assets other than the CCL Shares shall be equal to or greater than the sum of the amounts set forth in clauses (i) and (ii) of this Section 4(c).

         3. EFFECTIVENESS OF THIS MODIFICATION. The amendments set forth above shall be effective as of January 13, 2003.

         4. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. The representations and warranties of the Pledgor contained in Section 3 of the Pledge Agreement (with any references therein to "this Agreement", "hereof", "herein," "hereunder" or words of similar import being deemed to be references to the Pledge Agreement as amended by this Modification) are true and correct in all material respects on and as of the effective date of this Modification.

         5. EFFECT ON PLEDGE AGREEMENT. Except as specifically amended hereby, the terms and provisions of the Pledge Agreement are in all other respects ratified and confirmed and remain in full force and effect. On and after the effective date of this Modification, all references to the Pledge Agreement in any Credit Document or any other document executed or communication made in connection herewith or therewith shall mean and be a reference to the Pledge Agreement as amended or otherwise modified by this Modification.

         6. REAFFIRMATION. The undersigned, as Guarantor of the obligations of the Borrower under the Credit Agreement and a signatory to an Amended and Restated Pledge Agreement in favor of the Bank, does hereby consent to the Third Modification of Amended and Restated Credit Agreement dated as of January 13, 2003 (the "Modification") and agrees that its obligations under its Amended and Restated Guaranty and the Pledge Agreement include the obligations under the Credit Agreement and the Tranche B Note and agrees that all such obligations under the Amended and Restated Guaranty and the Pledge Agreement remain in full force and effect and are hereby ratified and confirmed.

         7. GOVERNING LAW. This Modification shall be governed and construed under the laws of the State of New York, without regard to the conflict of law rules thereof.

         8. CONSENT TO JURISDICTION. ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS MODIFICATION OR THE PLEDGE


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AGREEMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN THE BOROUGH OF MANHATTAN IN
NEW YORK CITY AND EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, WAIVES PERSONAL SERVICE OF PROCESS UPON IT, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT THE ADDRESS STATED ON THE SIGNATURE PAGE OF THE PLEDGE AGREEMENT AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

         9. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE BANK EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS MODIFICATION, THE PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE OTHER PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.



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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this Second Modification of Amended and Restated Pledge Agreement as of the day and year first above written.

PLEDGOR                                      BANK

MA 1997 HOLDINGS, L.P.,                      JPMORGAN CHASE BANK
a Delaware limited partnership

By: MA 1997 HOLDINGS, INC.,
a Delaware corporation,
its General Partner

By: /s/ James M. Dubin                       By:  /s/ Susan L. Pearson
   -----------------------                       -------------------------------
   Name:  James M. Dubin                         Name:  Susan L. Pearson
   Title: President                           Title: Vice President


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